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                                                                   EXHIBIT 10.68

                                 LOAN AGREEMENT

         LOAN AGREEMENT dated as of the 20th day of September, 1995, between DECORA INCORPORATED, a corporation having its principal place of business at 1 Mill Street, Fort Edward, New York (hereinafter called the "Borrower"), DECORA INDUSTRIES, INC., a Delaware corporation having a place of business at 1 Mill Street, Fort Edward, New York (hereinafter called the "Guarantor") and the WASHINGTON COUNT\LOCAL DEVELOPMENT CORPORATION, a private not-for-profit corporation under the Laws of the State of New York, having its principal place of business at the County Office Building, Upper Broadway, Fort Edward, New York (hereinafter called the "Lender").

                          SECTION 1 - LOAN AND SECURITY

         1.1. PROMISSORY NOTE: The Lender agrees that pursuant to the terms and conditions hereof to advance funds under a promissory note m the amount of $375,000.00 made by the Borrower to the Lender and dated the same date as this agreement.

         1.2. USE OF PROCEEDS: The Borrower shall use the proceeds of this loan for working capital and training costs for the operation of its business at its principal place of business in Fort Edward New York A second security interest will be placed and given to Lender pursuant to a Security Agreement dated the same date as this Agreement upon certain equipment at that place of business.

         1.3. SECURITY: As security for the repayment of said loan, the Borrower has given Lender a second security interest in equipment as identified in a certain Security Agreement of even date herewith.

         1.4. GUARANTEES: The loan will further be secured by the unconditional guarantee of the Guarantor.

         1.5. METHOD OF LOAN ADVANCES: Loan proceeds will be disbursed when the specified expenditures have been made and satisfactory proof of those expenditures have been provided to Lender. Lender may request an execution of a formal requisition form, if it so desires.

                           SECTION 2 - REPRESENTATIONS

         The Borrower represents and warrants as follows:

         2.1. That there are no actions at law, or suits in equity pending or threatened to be brought against the Borrower or Guarantor for which there is any liability on the part of the



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Borrower or the Guarantor. There have been no material adverse changes in the financial conditions or operations o(pound) (a) the Borrower since the closing date of the latest financial statement furnished by the Borrower to the Lender,
(b) The Guarantor since the closing date of the latest financial statement furnished by the Guarantor to the Lender.

         2.2. That the Borrower is not an endorser or guarantor of any indebtedness or obligation of another not described in the loan application or the financial statement previously furnished to the Lender.

         2.3. The Borrower and Guarantor are not in default in the payment of any municipal, state or federal tax, and no assets of the Borrower or Guarantor are pledged for the payment of any indebtedness except as shown on the financial statements furnished by the Borrower and Guarantor to the Lender as referred to in Paragraph 2.1 hereof(pound)

         2.4. The Borrower and Guarantor have full power to enter into this agreement, to make the borrowing hereunder, to execute the instruments provided for in this agreement, and to incur the obligations provided for herein, all of which have been duly authorized by all proper and necessary corporate action. No consent of public authorities is required. The execution of the agreement and the instruments provided in it and the creation of the obligations on the Borrower do not constitute an event of default under any agreement to which the Borrower is party.

         2.5. The collateral securing repayment of the Loan shall at the time of the Lender's perfection of its security therein be free and clear of all liens and encumbrances except as herein stated.

                        SECTION 3 - CONDITIONS OF LENDING

         The obligation of the Lender to make advances of the Loan is subject to the following precedent to each advance unless waived by the Lender but a waiver of any and all such precedents for a single advance will not constitute a waiver for any future advances.

         3.1. At the time of the making of the loan advance, the Borrower and the Guarantor shall have complied, and then be in compliance, with all the terms, conditions, covenants, representations and warranties herein set forth, and there shall exist no event of default under any agreement executed by and between the Lender, the Borrower and the Guarantor evidencing or securing the loan.

         3.2. The Lender shall at the time of the making of the loan, have received copies of all papers evidencing all corporate action taken by the Borrower, and all legal matters incident to the loan shall be satisfactory to the counsel for the Lender.


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         3.3. Counsel for the Borrower and the Guarantor shall have delivered to the Lender, in form and substance satisfactory to the Lender and its counsel, an opinion that the Borrower and Guarantor have the power to execute and deliver the documents required under this agreement, that all corporate action has been properly authorized and that no by-law, stock restriction or agreement to which the Borrower or Guarantor are a party prevents such corporate action.

         3.4. The Borrower would have executed a manufacturing agreement with Rubbermaid as described in Borrower's loan application and a copy of said fully executed agreement will be delivered to Lender.

         3.5. All documents required by this agreement and the Lender's counsel which evidence and secure the loan shall have been executed and delivered to the Lender.

         3.6. If all loan funds have not been fully advanced by the Lender on or before December 31, 1995 pursuant to the terms of this agreement, then the Lender may refuse to make any further advances and the existing principal balance will be paid according to the terms of the Promissory Note.

         3.7. Borrower shall have delivered to Lender a copy of a letter evidencing negotiations between Fleet Bank and Borrower concerning a Letter of Credit in conjunction with the issuance and sale of S2,7SO,OOO.OO Industrial Revenue Bond as more particularly described in the loan application submitted by Borrower.

         3.8. Borrower shall have received and submitted to Lender written proof that all necessary consents of other obligors of Borrower or Guarantor or any secured party has consented to and agreed to the security interests and obligations described herein.

                        SECTION 4 - AFFIRMATIVE COVENANTS

         So long as any indebtedness under this agreement is outstanding and unpaid, and so long as the Borrower shall have the right to borrow under it, the Borrower covenants and agrees as follows:

         4.1. FINANCIAL STATEMENTS AND INFORMATION: The Borrower shall furnish to the Lender:

                  (a) Copies of all financial statements and form 10-K submitted to the SEC within thirty (30) days after submission of such forms to the SEC. Along with such financial statements the Borrower shall deliver a certificate of such accountant stating that in making the examination necessary for the preparation of such financial statements they have obtained no


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knowledge of any default by the Borrower in the performance of or compliance with any of the terms of this agreement, or if they shall have obtained knowledge of any default and its nature.

                  (b) Borrower will also furnish to Lender annually a copy of its 10K Report.

                  (c) Borrower will provide quarterly financial statements.

                  (d) Guarantor will supply to Lender the same information described in 4.1 (a) and (b).

         4.2. CORPORATE EXISTENCE AND INSURANCE: The Borrower and Guarantor shall each maintain: (a) its corporate existence and authority to do business in New York State, (b) its properties in good condition and repair and (c) to the same extent and in such amounts and manner as do companies engaged in similar lines of business under similar circumstances, insurance on its fixed assets, inventory and other properties, workmen's compensation or similar insurance against claims for personal injury, death or property damage arising out of its facilities or operations.

         4.3. INSPECTION BY LENDER: At any reasonable time and from time to time the Borrower and Guarantor shall allow the Lender or any agents or representatives thereof to examine and make copies or an abstract from its records and books of accounts, to inspect its properties and to discuss its affairs, finances and accounts with any of its officers or directors

         4.4. TAXES: The Borrower and Guarantor shall pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or on its income or profits or on any of its property prior to the date on which any penalties attach thereto, provided that neither the Borrower nor Guarantor shall be required by this to pay any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings.

         4.5. LITIGATION: The Borrower shall promptly give notice in writing to the Lender of all material litigation and of all material proceedings before any governmental or regulatory agency against the Borrower, or any subsidiary, or any of their properties, except litigation or proceedings not materially affecting the financial condition of the Borrower or any subsidiary.

         4.6. BORROWER TO NOTIFY LENDER OF MATTERS AFFECTING THE LOAN: The Borrower shall do the following:

                  (a) Keep the Lender fully informed as to all matters that may affect the Lender's security interests in the property securing repayment of the loan or the ability of the Borrower to perform the obligations under the Loan Documents.


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                  (b) Furnish to the Lender as soon as possible, and in any
event within five days after the occurrence of any Event of Default under this Agreement, the statement in writing of any authorized representative of the Borrower setting forth the details of such Event of Default and the action which the Borrower proposes to take with respect thereto.

                  (c) Furnish to the Lender such other information respecting the condition or operations, financial or otherwise, of the Borrower as the Lender may from time to time reasonably request.

         4.7. COMPLIANCE WITH FEDERAL LAW AND STATE LAW: The Borrower shall comply with, if applicable, abide by, and cause all contractors and subcontractors providing labor or services to comply with the following:

                  (a) Title VI of the Civil Rights Act of 1964 {42 U.S.C. 2000d et seq. }, which provides that no person in the United States shall on the ground of race, color, or national origin, be excluded from participation in, be denied the benefits of, or be subjected to discrimination under any program or activity receiving Federal financial assistance.

                  (b) Title VIII of the Civil Rights Act of 1968 {42 U.S.C. 3601 et seq.}, also known as the Fair Housing Act, which provides that it is the policy of the United States to provide, within constitutional limitations, for fair housing throughout the United States and prohibits any person from discriminating in the sale or rental of housing, the financing of housing, or the provision of brokerage services, including otherwise making unavailable or denying a dwelling to any person, because of race, color, religion, sex, or national origin.

                  (c) Section 109 of the Housing and Community Development Act of 1974 (the "Act"), as amended, which requires that no person in the united States shall on the ground of race, color, national origin or sex, be excluded from participation in, be denied the benefits of, or be subjected to discrimination under, any program or activity funded in whole or in part with community development funds made available pursuant to the Act. Section 109 of the Act further provides for the prohibition of discrimination on the basis of age under the Age Discrimination Act of 1975 {42 U.S.C. 6101 et seq. }, or with respect to an otherwise qualified handicapped person as provided in section 504 of the Rehabilitation Act of 1973 {29 U.S.C. 794}. The Developer shall also cause compliance with Section 109 of the Act by all contractors and subcontractors providing labor or services to the Project.

                  (d) Section 110 of the Act, which requires that all laborers and mechanics employed by contractors or subcontractors on construction work financed in whole or in part with assistance received under the Act shall be paid wages at rates not less than those prevailing on similar construction in the locality as determined by the Secretary of Labor in accordance with


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the Davis-Bacon Act, as amended {40 U.S.C. 276a to a-S}, and which further requires compliance with the Contract Work Hours and Safety Standards Act {40 U.S.C. 327 et seq. }.

                  (e) The Federal Statutes popularly referred to as the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CHURCHLY), the Superfund Amendments and Reauthorization Act of 1986 (SARA), the Resource Conservation and Recovery Act (RCRA), and Article 17 and 23 of the New York State Environmental Conservation Law.

                  (f) The flood insurance purchase requirements of Section 102(a) of the Flood Disaster Protection Act of 1973 {42 U.S.C. 4012a}.

                  (g) Executive Order 11246, as amended by Executive Order 12086, and the regulations issued pursuant thereto {41 CFR Chapter 60}which provide that no person shall be discriminated against on the basis of race, color, religion, sex, or national origin in all phases of employment during the performance of Federal or federally assisted construction contracts. The Developer's compliance shall include causing all contractors and subcontractors providing labor or services for the Project to comply with the provisions of Executive Order 11246, as amended by Executive Order 12086.

                  (h) Section 3 of the Housing and Urban Development Act of 1968 {12 U.S.C. 1701u}, which requires that to the greatest extent feasible opportunities for training and employment be given to low and moderate income persons residing in the area in which the project is located, and that contracts for work in connection with the project be awarded to eligible business concerns which are located in, or owned in substantial part by persons residing in the same area as the project.

                  (i) The requirements of the American's with Disabilities Act of 1990 as amended.

                  (j) 24 CFR 570.609 which prohibits the use of CDBG funds to employ, award contracts to, or otherwise engage the service of any contractor during a period of the contractor's debarment, suspension, or placement in ineligibility status under the provisions of 24 CFR Part 24.

                  (k) The Housing and Community Development Act of 1974, as amended, and the implementing regulations at 24 CFR Part 570.Comply with, if applicable, abide by and cause all contractors and subcontractors providing labor or services to comply with the Copeland Act, the Davis Bacon Act, title VII of the Civil Rights Act of 1964 as amended by the Equal Employment Act of 1972, Executive Order 11,246, the Rules and Regulations of the Secretary


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of Labor (29 CFR 5.3-5.8) and the Rules and Regulations of the Director of the
Office of Federal Compliance Programs (41 CFR 60 et seq.).

         4.8. CROSS DEFAULT AGREEMENT: Borrower agrees that if it should at any time be in default of its obligations to any other lender including, but not limited to, any issuer of a letter of credit, estate or bondholder existing because of the Industrial Revenue Bond funding described in paragraph 3.7 herein, such default will constitute a default under the Borrower's obligation under this agreement and the aforedescribed Promissory Note and Security Agreement. If any default should occur, Borrower agrees to immediately notify Lender of such default. Such a default will immediately and without further notice or demand from Lender constitute a default under all obligations due and owing from Borrower to Lender.

                             SECTION 5 - EMPLOYMENT

         5.1. COMPLIANCE WITH FEDERAL REQUIREMENTS: The Borrower acknowledges that the loan evidenced by this Agreement is subject to the requirements of Federal statute and regulation relative to the use of Community Development Block Grant funds, and that Borrower's agreement to accept the loan funds pursuant to this Agreement requires Borrower's compliance with regulations set forth in 24 CFR Part 570, and policies and procedures implemented thereunder by the United States Department of Housing and Urban Development, the Untied States Department of Labor, and such other Federal agencies as are or may in the future be charged with the responsibility of monitoring both the Borrower's and the Lender's compliance with low and moderate income benefit requirements.

         5.2. JOB RECORD KEEPING: The Borrower shall comply with the requirements of the Lender's Employment Monitoring Program for the life of the loan. A description of the Program including report forms to be used by the Borrower, have been supplied to Borrower and a list of the positions to be created is annexed hereto as Schedule C.

                  The obligations of Borrower set forth in the Employment Monitoring Program are material obligations the breach of which shall constitute an Event of Default under this agreement and are guaranteed by Guarantor.

         5.3. COVERED JOBS: Borrower agrees to make a minimum of 51% of the positions described in Schedule C available to low and moderate income persons. This requirement shall apply not only to those jobs listed in Schedule C annexed hereto but also to any other employment positions created as a direct result of the funds advanced by Lender to Borrower.

                         SECTION 6 - NEGATIVE COVENANTS


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         The Borrower shall not, without the consent of the Lender which consent shall not be unreasonably withheld, do the following:

         6.1. MATERIAL CHANGE IN BUSINESS: Borrower shall not engage in any line of business or type of business venture other than the business in which Borrower currently engages, together with activities related or incidental thereto.

         6.2. RELOCATION OF BUSINESS: The Borrower shall not relocate the location of any of the equipment covered by the Security Agreement or any of the jobs described herein from 1 Mill Street, Fort Edward, New York to any other location without the written consent of the Lender and further agrees to continue to operate the business currently being conducted by DECORA, INC. at 1 Mill Street, Fort Edward, New York during the term of this agreement. Borrower and Guarantor, joint and severally, acknowledge that this is a material condition for this loan and the failure to comply with this condition will constitute a default hereunder.

                              SECTION 7 - DEFAULTS

         7.1. EVENTS OF DEFAULT: Failure to comply with all the terms and conditions, representations and covenants of this agreement and any other agreement with the Lender, including but not limited to, all agreements under Security Agreements, the Promissory Note and Guarantee hereinbefore described shall constitute an Event of Default under this Agreement and Borrower agrees will also constitute an Event of Default under every other Loan Document as described in the Promissory Note. Upon the occurrence of an Event of Default, all sums due and owing from the Borrower to the Lender will immediately be due and payable without further notice or demand by Lender.

                            SECTION 8 - MISCELLANEOUS

         8.1. This agreement may not be altered, modified or changed in any way except in a writing signed by the Lender, the Borrower and the Guarantor. Notwithstanding this agreement, any waivers or consents expressed in the Guarantee of the Guarantor dated the same date as this agreement, will authorize the amendment of this agreement or any relating agreements including, but not limited to, the Promissory Note by Borrower and Lender without the knowledge or consent of the Guarantor as expressed in said Guarantee;

         8.2. This agreement and/or note required to be executed hereby are to be construed in accordance with the laws of the State of New York.

         8.3. All representations, warranties, agreements, covenants and obligations herein, or any certificate or statement delivered by any part of the Lender, are all hereby declared to be material and the parties hereby expressly agree and acknowledge that the same have been, and



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will be, relied upon by the Lender, and all such shall survive the execution of this agreement, and the closing of the transaction, and shall not merge with the performance of any agreement by any party hereto.

         8.4. All notices, requests, demands or other communications hereunder shall be deemed to have been duly given if delivered, or mailed by certified mail, to the party entitled to receive the same at its address hereinabove set forth in this agreement, or to such other address as such party may hereafter direct, in writing, by registered mail.

         8.5. The Borrower and Guarantor will pay (a) all recording fees and taxes, (b) all reasonable attorney's fees involved in the enforcement of this agreement or any other of the financing documents and c) expenses incurred by Lender in perfecting its security interests authorized herein together with actual expenses incurred by Lender in periodically inspecting such secured assets.

         8.6. No delay by the Lender in exercising any power or right shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude the exercise of any other power or right.

         8.7. This agreement and the agreements described herein represent the final agreement between Borrower, Guarantor and Lender and may not be contradictory by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

         8.8. Lender acknowledges and agrees that the security interest given by the Security Agreement in the equipment described therein is a second security interest and will remain subordinate to any interest that Fleet Bank may have in the equipment as security for existing or future indebtedness due and owing from Borrower and/or Guarantor to Fleet Bank.

                                          DECORA INCORPORATED


                                          By:__________________________________
                                                Timothy Burditt, Vice President

                                          DECORA INDUSTRIES, INC.



                                          By:__________________________________



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                                       Timothy Burditt, Executive Vice President


                                 WASHINGTON COUNTY LOCAL
                                 DEVELOPMENT CORPORATION


                                 By:___________________________________________
                                    Robert Banks, Vice President

[NOTARIES]



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